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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       October 15, 2001
                                                 -------------------------------

                                IASIAWORKS, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                      000-31201               94-3228782
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  (State or other jurisdiction         (Commission             (IRS Employer
        of incorporation)              File Number)          Identification No.)

    2000 Alameda de las Pulgas, Suite 126, San Mateo, California        94403
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            (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code        (650) 524-1790
                                                   -----------------------------

           555 Airport Blvd., Suite 300, Burlingame, California 94010
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          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

Effective as of September 29, 2001 and pursuant to an Asset Transfer Agreement dated September 1, 2001, iAsiaWorks, Inc.'s wholly owned subsidiary - iAsiaWorks Korea Ltd. - sold certain assets related to our Internet data center business to Korean Internet Data Center, Inc. for approximately $28.5 million in cash consideration, of which approximately $2.1 million is being held in escrow until the finalization of the transfer of certain of the assets. The assets sold pursuant to this Asset Transfer Agreement consist primarily of the land, building, and related equipment that constituted our Korean data center.

Effective as of September 29, 2001 and pursuant to an Asset Sale Agreement, dated September 19, 2001, iAsiaWorks, Inc.'s wholly owned subsidiary - iAsiaWorks Korea Ltd. - sold certain assets related to our Internet data center business to DACOM for approximately $2.3 million in cash consideration. The assets sold pursuant to this Asset Sale Agreement consist primarily of certain of the contracts, equipment, and intangible assets related to our access customer base in Korea.

In selling our Korean data center and access customer base, we solicited bids from companies that either already have a presence in Korea or desired a presence in Korea. Our objectives were to maximize the cash proceeds and complete the sale in a timely manner with certainty of closing. After negotiating with several interested parties, Korea Internet Data Center, Inc. and DACOM emerged as the acquirors who were most likely to meet the aforementioned objectives. The final sale prices were determined based on a competitive bidding situation with the other interested parties.

     The proceeds realized on the sale of certain assets related to our Internet data center will primarily be used to settle existing obligations in Korea and to enable the company to restructure its debts and operations.

Item 5. Other Events.

     Effective as of October 12, 2001, iAsiaWorks, Inc. is announcing the departure of three of its senior management executives. Jonathan Beizer, Chief Executive Officer, Dennis Muse, President and Chief Operating Officer, and Jonathan Engman, Chief Financial Officer, have left the company. Mr. Beizer and Mr. Muse will remain on as members of our Board of Directors. Nicholas Pianim, formerly our Vice President of Corporate Development, will replace Mr. Beizer as Chief Executive Officer. Andrew Gidney, formerly our Vice President of Finance, will replace Mr. Engman as our Chief Financial Officer. Both Mr. Pianim and Mr. Gidney have been appointed to serve as members of our Board of Directors.

Item 7. Exhibits

     Exhibit 2.1 the Asset Transfer Agreement dated as of September 1, 2001 by and between iAsiaWorks Korea Ltd and Korea Internet Data Center, Inc. has been included with this 8-K.

     Exhibit 2.2 the Asset Sale Agreement dated as of September 19, 2001 by and between iAsiaWorks Korea Ltd and DACOM has been included with this 8-K.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IASIAWORKS, INC.
                                   ----------------
                                   (Registrant)


Date:  October 15, 2001            By  /s/ Nicholas Pianim
                                     --------------------------------------
                                   Name:  Nicholas Pianim
                                   Title: Chief Executive Officer and Director

Exhibit No.    Description

2.1* Asset Transfer Agreement dated as of September 1, 2001 by and between iAsiaWorks Korea Ltd. and Korean Internet Data Center, Inc.

2.2* Asset Sale Agreement dated as of September 19, 2001 by and between iAsiaWorks Korea Ltd. and DACOM.

          * The exhibits and schedules to the Asset Transfer Agreement and the Asset Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended.